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                                                                      EXHIBIT 21

                             PRIME BANCSHARES, INC.



     Subsidiary                                     State of Incorporation
     ----------                                     ----------------------

Prime Bancshares, Inc.                                      Texas
IBID, Inc.                                                 Delaware
Prime Bank                                                  Texas
Channelview Properties, Inc.                                Texas
Prime Home Mortgage, Inc.                                   Texas